                                                                    EXHIBIT K.6


                                  $150,000,000


                                CREDIT AGREEMENT


                          Dated as of December 14, 1999


                                      among


                           NUVEEN SENIOR INCOME FUND,
                                  as Borrower,




                           THE LENDERS PARTIES HERETO,
                                   as Lenders,


                                       and


                        DEUTSCHE BANK AG, NEW YORK BRANCH
                    as Agent, Syndication Agent and Arranger




                                TABLE OF CONTENTS

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
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS ..................................    1

         Section 1.01  Certain Defined Terms ................................    1
         Section 1.02  Other Terms ..........................................   11
         Section 1.03  Computation of Time Periods ..........................   11
         Section 1.04  Accounting Terms .....................................   11

ARTICLE II AMOUNTS AND TERMS OF THE LOANS ...................................   11

         Section 2.01  Revolving Credit Commitments .........................   11
         Section 2.02  Revolving Notes ......................................   12
         Section 2.03  Procedure for Facility Borrowing .....................   12
         Section 2.04  Termination or, Reduction of Commitments .............   13
         Section 2.05  Optional and Mandatory Prepayments ...................   13
         Section 2.06  Conversion and Captions ..............................   14
         Section 2.07  Minimum Amounts of Tranches ..........................   14
         Section 2.08  Interest Rates and Payment Dates .....................   15
         Section 2.09  Computation of Interest and Fees .....................   15
         Section 2.10  Inability to Determine Interest Rate .................   15
         Section 2.11  Pro Rata Treatment and Payments ......................   16
         Section 2.12  Illegality ...........................................   16
         Section 2.13  Use of Proceeds ......................................   16
         Section 2.14  Requirements of Law ..................................   16
         Section 2.15  Indemnity ............................................   18
         Section 2.16  Commitment Fee .......................................   18
         Section 2.17  Taxes ................................................   18

ARTICLE III CONDITIONS OF LENDING ...........................................   20

         Section 3.01  Conditions to Execution ..............................   20
         Section 3.02  Conditions to Each Loan ..............................   21

ARTICLE IV REPRESENTATIONS AND WARRANTIES ...................................   22

         Section 4.01  Representations and Warranties of the Borrower .......   22

ARTICLE V COVENANTS OF THE BORROWER .........................................   26

         Section 5.01  Affirmative Covenants ................................   26
         Section 5.02  Negative Covenants ...................................   30



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
ARTICLE VI EVENTS OF DEFAULT ................................................   32

         Section 6.01  Events of Default ....................................   32

ARTICLE VII  THE AGENT ......................................................   35

         Section 7.01  Appointment ..........................................   35
         Section 7.02  Delegation of Duties .................................   35
         Section 7.03  Exculpatory Provisions ...............................   35
         Section 7.04  Reliance by Agent ....................................   36
         Section 7.05  Notice of Default ....................................   36
         Section 7.06  Credit Decisions .....................................   36
         Section 7.07  Indemnification ......................................   37
         Section 7.08  Agent in its Individual Capacity .....................   37
         Section 7.09  Successor Agent ......................................   37

ARTICLE VIII  INDEMNIFICATION ...............................................   38

         Section 8.01  Indemnities by the Borrower ..........................   38

ARTICLE IX  MISCELLANEOUS ...................................................   38

         Section 9.02  Notices, Etc .........................................   39
         Section 9.03  No Waiver; Cumulative Remedies .......................   39
         Section 9.04  Binding Effect; Successors and Assigns; Participations   39
         Section 9.05  Governing Law ........................................   42
         Section 9.06  Costs and Expenses ...................................   42
         Section 9.07  Execution in Counterparts ............................   43
         Section 9.08  Waiver of Jury Trial .................................   43
         Section 9.09  Jurisdiction; Consent to Service of Process ..........   43
         Section 9.10  Adjustments; Set-off .................................   43
         Section 9.11  Survival .............................................   44
         Section 9.12  Entire Agreement .....................................   44
         Section 9.13  Severability of Provisions ...........................   44
         Section 9.14  Confidentiality ......................................   44
         Section 9.15  Disclaimer ...........................................   45


EXHIBITS AND SCHEDULES

Exhibit A      Form of Revolving Note
Exhibit B      Form of Borrower Certificate
Exhibit C      Form of Borrowing Request
Exhibit D      Form of Assignment Agreement
Exhibit E      Form of Opinion of Counsel to the Borrower

Schedule I     Commitments
Schedule II    List of Investment Advisory Agreement(s)

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                                                                            Page
                                                                            ----


Schedule III   List of Custodian Contract(s)
Schedule IV    List of Registrar, Transfer Agency and Services Agreement(s)

                                CREDIT AGREEMENT


          This CREDIT AGREEMENT, dated as of December 14, 1999 (this "Agreement"), is among NUVEEN SENIOR INCOME FUND, a Massachusetts business trust (the "Borrower"), the banks and other financial institutions from time to time parties to this Agreement (collectively, the "Lenders"; each a "Lender"), and DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent (in such capacity, the "Agent"), syndication agent and arranger.


                              W I T N E S S E T H :
                               - - - - - - - - - -


          WHEREAS, the Borrower is in the business of actively managing and investing on a leveraged basis a pool of loans and participation interests in loans;

          WHEREAS, the Borrower desires to obtain a credit facility for the purposes of funding its business activities; and

          WHEREAS, the Lenders are willing, on the terms and conditions hereinafter set forth, to make available to the Borrower the credit facilities provided for herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          Section 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such person or is a director or officer of such Person or of an Affiliate of such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 50% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such person whether by contract or otherwise.

          "Agent" has the meaning set forth in the preamble to this Agreement.

          "Agent-Related Persons" means the Agent and any successor agent arising under Section 7.09, together with their respective Affiliates and the officers, directors, employees, agents, attorneys-in-fact of such Persons and Affiliates.

          "Applicable Margin" means, for any day with respect to each Eurodollar Loan, fifty (50) basis points.

          "Asset Coverage Ratio" means with respect to the Borrower, the ratio which the value of the Total Assets of the Borrower (as determined by the Borrower) less all Indebtedness thereof not represented by Senior Securities, bears to the aggregate amount of all Senior Securities representing Indebtedness of the Borrower.

          "Assignment Agreement" has the meaning specified in Section 9.04(c).

          "Available Commitment" means, as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) the aggregate principal amount of all Loans made by such Lender then outstanding.

          "Bankruptcy Code" means Title 11 of the United States Code, as in effect from time to time, and any successor statute.

          "Base Rate" means for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (.50%), and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

          "Base Rate Loans" means Loans made at a rate of interest based upon the Base Rate.

          "Borrower" has the meaning specified in the preamble hereto.

          "Borrowing Date" means any Business Day specified in a notice pursuant to Sections 2.03 or 2.06 as a date on which the Borrower requests the Lenders to make Loans.

          "Borrowing Request" means each request by the Borrower for the Lenders to make Revolving Loans, which shall contain the information in respect of such Revolving Loans specified in Exhibit C and shall be delivered to the Agent in writing or by facsimile transmission, as provided in Section 2.03.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Illinois or the State of New York are authorized or required to be closed.

          "Closing Date" means the date on which each of the conditions set forth in Section 3.01 shall have been satisfied.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the


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

     Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Commitment" means, as to any Lender, the commitment of such Lender to make Loans to the Borrower from time to time in accordance with the terms of this Agreement, in an aggregate principal amount at any one time outstanding not to exceed the amount of the "Commitment" set forth opposite such Lender's name on Schedule I.

          "Commitment Amount" means $150,000,000 as such amount may from time to time be reduced pursuant to Section 2.04; provided, however, that at all times on and after the Termination Date, the Commitment Amount shall be zero.

          "Commitment Fee" has the meaning specified in Section 2.16.

          "Commitment Percentage" means, as to any Lender at any time, the percentage of the aggregate Commitments then constituted by such Lender's Commitment.

          "Commitment Period" means the period from and including the Closing Date to but excluding December 12, 2000 or such earlier date as the Commitments shall terminate as provided herein.

          "Commonly Controlled Entity" means, an entity, whether or not incorporated, which is under common control, with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Custodian" shall have the meaning specified in the Custodian
     Contract.

          "Custodian Contract" means the Custodian Contract(s) set forth in
     Schedule III hereto.

          "Default" means any Event of Default or event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Dollars" means the legal currency, at any relevant time hereunder, of the United States of America.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "Eurocurrency Reserve Requirements" means for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day, including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System or bank subject to such Governmental Authority.

          "Eurodollar Base Rate" means with respect to each day during each Interest Period pertaining to a Eurodollar Loan, (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate that appears with respect to such Interest Period on the Telerate Page 3750 (or such other page as may replace said page) as of 11:00 A.M., London time, two Working Days prior to the beginning of such Interest Period. If for any reason such rate is not available, the term "Eurodollar Base Rate" means, for any Eurodollar Loan for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

          "Eurodollar Loans" means Loans made at a rate of interest based upon the Eurodollar Base Rate.

          "Eurodollar Rate" means with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                  --------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

          "Event of Default" has the meaning specified in Section 6.01.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business



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

     Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

          "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with the U.S. GAAP to be capitalized on a balance sheet of the lessee.

          "Fundamental Investment Policies" means, as to the Borrower, the policies and objectives for, and limits and restrictions on, investing by the Borrower deemed "fundamental" in the Prospectus or the Statement of Additional Information and which policies, objectives, limits and restrictions cannot be changed without the approval of the holders of a majority of the Borrower's outstanding common shares.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation" means, as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing person in good faith.

          "Indebtedness" of any Person, means, at any date, without duplication,
     (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Financing Leases or Interest Rate Agreements, (c) all obligations of such Person in respect of banker's acceptances issued or created for the account of such Person, (d) all obligations of such Person, whether absolute or contingent in respect of letters of credit opened for the account of such Person and (e) any and all other "liabilities" or other "indebtedness" of such Person as such terms are used within the meaning of the 1940 Act. For purposes of this definition of "Indebtedness", the amount of any derivative instrument (including, without limitation, any swap, Interest Rate Agreement, collar, cap, put, call, equity derivative or mortgage-backed or debt-backed derivative) will be calculated daily on a marked-to-market basis.

          "Insolvency" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Interest Payment Date" means (a) as to any Base Rate Loan, the first Business Day of each calendar month to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, the day which is three months after the first day of such Interest Period and the last day of such Interest Period and, in each case, the day on which a Loan becomes due and is payable in full and is paid or prepaid in full.

          "Interest Period" means with respect to any Eurodollar Loans:

          (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loans and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing as provided in Section 2.03 or its notice of conversion as provided in Section 2.06(a) as the case may be; provided that the Agent and Lenders may consider requests by the Borrower to provide an initial Interest Period of less than one month; and

          (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loans and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Working Days prior to the last day of the then current Interest Period with respect to such Eurodollar Loans;

     provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

               (1) if any Interest Period would otherwise end on a day which is not a Working Day, such Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;



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

               (2) any Interest Period that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month;

               (3) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date; and

               (4) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "Interest Rate Agreement" means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Borrower is a party.

          "Investment Advisory Agreement" means the Investment Advisory Agreement(s) set forth on Schedule II hereto.

          "Investment Policies" means, as to the Borrower, the policies and objectives for, and limits and restrictions on, investing by the Borrower set forth in the Registration Statement, the Prospectus and the Statement of Additional Information relating to the Borrower and as adopted by (or generally approved by) the board of trustees of the Borrower or the shareholders of the Borrower from time to time.

          "Lender" or "Lenders" has the meaning specified in the preamble hereto.

          "Lending Office" has the meaning specified in Section 2.01(b).

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreements, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing).

          "Loan Documents" means this Agreement, the Notes and any other documents entered into in connection herewith.

          "Loans" means the collective reference to the extensions of credit by the Lenders to the Borrower under Article II.

          "Majority Lenders" means, at any time, Lenders the Commitment Percentages of which aggregate 51% or more. If the Commitments are terminated Majority Lenders shall mean Lenders holding 51% or more of the outstanding Loans.



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

          "Material Adverse Effect" means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any material obligations of the Borrower under this Agreement or the Notes, or (c) the validity or enforceability of a material provision of this Agreement, the Notes or the material rights or remedies of the Agent or the Lender hereunder or thereunder.

          "Maturity Date" shall mean the earlier of (i) the Termination Date or
     (ii) acceleration following the occurrence of an Event of Default pursuant to Section 6.01.

          "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "1940 Act" means the Investment Company Act of 1940, as amended, together with all rules and regulations promulgated from time to time thereunder.

          "Notes" means the Revolving Notes, evidencing the aggregate obligations of the Borrower to the Lenders resulting from the Loans made by the Lenders.

          "Nuveen" means Nuveen Senior Loan Asset Management Inc., a Delaware corporation, acting as investment advisor for the Borrower or any successor or assign.

          "Obligations" means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, any other Loan Document and any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel, and the allocated cost of internal counsel, to the Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement) or otherwise.

          "Participant" has the meaning set forth in Section 9.04(b).

          "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permissible Investments" means loans and other investments in which the Borrower is permitted to invest pursuant to the Prospectus, the Registration Statement, the Statement of Additional Information, and the Borrower's Investment Policies from time to time.


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

          "Permitted Liens" means (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with U.S. GAAP and to the reasonable satisfaction of the Agent, (ii) Liens arising in connection with claims for advances made by or payments due to any custodian under the custodian contracts set forth in Schedule III hereto and (iii) any other Liens created, incurred, assumed or suffered to exist in compliance with the Registration Statement or the Investment Policies which Liens are not otherwise prohibited by any Requirement of Law and secure Indebtedness in an aggregate amount not to exceed $250,000.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means, at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "Prime Rate" means the per annum rate of interest established from time to time by Deutsche Bank AG, New York Branch as its prime rate, which rate may not be the lowest rate of interest charged by Deutsche Bank AG, New York Branch to its customers.

          "Prospectus" means the Prospectus of the Borrower, dated October 26, 1999.

          "Purchasing Lender" has the meaning set forth in Section 9.04(c).

          "Register" has the meaning specified in Section 9.04(d).

          "Registrar, Transfer Agency and Services Agreement" means the Registrar, Transfer Agency and Services Agreement(s) set forth in Schedule IV hereto.

          "Registration Statement" means the Registration Statement of the Borrower, declared effective on October 26, 1999.

          "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System.

          "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System.

          "Reorganization" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.


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

          "Replacement Lender" has the meaning specified in Section 2.18.

          "Reportable Event" means an event described in Section 4043(b) of ERISA with respect to a Plan as to which the thirty-day notice requirement has not been waived by the PBGC.

          "Requirement of Law" means, as to any Person, the Certificate of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. With respect to Borrower, "Requirements of Law" includes, without limitation, the requirements of the 1940 Act, the Investment Advisers Act of 1940 and the Securities Act of 1933, in each case as amended from time to time.

          "Responsible Officer" means (x) the president or any vice president of the Borrower, (y) with respect to financial matters, the chief financial officer, treasurer, assistant treasurer or controller of the Borrower and
     (z) as to any other matter, any other officer of the Borrower with responsibility for such matter.

          "Revolving Loans" has the meaning specified in Section 2.01(a).

          "Revolving Note" has the meaning specified in Section 2.02.

          "Senior Security" means any bond, debenture, note or similar obligation or instrument constituting a security and evidencing Indebtedness, including, without limitation, all borrowings under this Agreement and any share of beneficial interest of the Borrower, of a class having priority over any other class of shares of the Borrower as to distribution of assets or payment of dividends; provided, however, that "Senior Security" shall not include any promissory note or other evidence of indebtedness in any case where such a loan is for temporary purposes only and in an amount not exceeding five percent of the value of the Total Assets of the Borrower at the time when the loan is made. A loan shall be presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed; otherwise it shall be presumed not to be for temporary purposes. Any such presumption may be rebutted by evidence to the contrary.

          "Statement of Additional Information" means the Statement of Additional Information of the Borrower, dated October 26, 1999.

          "Subsidiary" means, as to any Person at any time of determination, a corporation, partnership or other entity (other than any Borrower or any other investment company or similar investment entity existing under foreign law substantially equivalent to an investment company) of which shares of stock having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned directly or indirectly through one or more intermediaries or Subsidiaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Taxes" has the meaning specified in Section 2.17(a).

          "Termination Date" means December 12, 2000.

          "Total Assets" means, at any time, (x) all assets of the Borrower which in accordance with U.S. GAAP would be classified as assets on the balance sheet of the Borrower prepared as of such time less (y) the amount of any such assets that consist of unsecured senior loans (it being understood that for purposes of this clause (y) commercial paper and other overnight investments will not be considered unsecured senior loans) or participations in unsecured senior loans.

          "Tranche" means the collective reference to Eurodollar Loans, the Interest Periods of which begin on the same day and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).

          "Transferee" has the meaning specified in Section 9.04(f).

          "Type" means as to any Revolving Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

          "U.S. GAAP" has the meaning specified in Section 1.04.

          "Working Day" means any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in the city where the Eurodollar and foreign currency and exchange operations in respect of the Agent's Eurodollar Loans are then being conducted.

          "Year 2000 Compliant" has the meaning specified in Section 4.01(s).

          "Year 2000 Problem" has the meaning specified in Section 4.01(s).

          Section 1.02 Other Terms. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

          Section 1.03 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words

"to" and "until" each means "to but excluding."

          Section 1.04 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States in effect from time to time ("U.S. GAAP").


                                   ARTICLE II

                         AMOUNTS AND TERMS OF THE LOANS

          Section 2.01 Revolving Credit Commitments. (a) On the terms and conditions hereinafter set forth, each Lender hereby agrees to make Revolving Loans (each, a "Revolving Loan") to the Borrower from time to time during the Commitment Period in an aggregate principal amount not to exceed the amount of such Lender's Commitment; provided that the aggregate principal amount of all Revolving Loans outstanding at any one time shall not exceed the Commitment Amount at such time. During the Commitment Period, the Borrower may use the Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Revolving Loans may from time to time be (i) Eurodollar Loans,
(ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Sections 2.03 and 2.06, provided that no Revolving Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date. Each Lender may make or maintain its Revolving Loans to the Borrower by or through any branch, or with the consent of the Borrower (which shall not be unreasonably withheld) any affiliate, in each case as determined by it from time to time and notified to the Agent (any such branch or affiliate being hereinafter called a "Lending Office").

          Section 2.02 Revolving Notes. The Revolving Loans made by each Lender to the Borrower shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A, with appropriate insertions as to payee, date and principal amount (each a "Revolving Note"), in each case payable to the order of such Lender and in a principal amount equal to the lesser of (a) the amount of such Lender's Commitment and (b) the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower, as the case may be. Each Lender is hereby authorized to record the date, type and amount of each Revolving Loan made by such Lender to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Note made by the Borrower or otherwise in the books and records of such Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however that the failure to make any such recordation shall not affect the obligations of the Borrower hereunder or under any Revolving Note. Each Revolving Note shall (x) be dated the Closing Date, (y) be stated to mature on the Termination Date and (z) provide for the payment of interest in accordance with Section 2.08.

         Section 2.03 Procedure for Facility Borrowing. The Borrower may borrow under the Commitments during the Commitment Period on any Working Day if the borrowing is a Eurodollar Loan or on any Business Day if the borrowing is a Base Rate Loan, provided that the Borrower shall give the Agent irrevocable notice in the form of a Borrowing Request (which notice must be received by the Agent prior to 12:00 P.M., New York City time, (a) three Working Days prior to the requested Borrowing Date, if all or any part of any such requested Revolving Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date in all other cases), specifying the aggregate amount thereof to be borrowed and the aggregate amount of Revolving Loans outstanding after giving effect to such borrowing, the requested Borrowing Date, whether such borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and if such borrowing is to be entirely or partly of Eurodollar Loans, the amounts of such Type of Loan and the lengths of the initial Interest Periods therefor. Each borrowing under the Commitments shall be in an amount equal to
(x) in the case of Base Rate Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then unused portion of the applicable Commitments is less than $5,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any Borrowing Request from the Borrower, the Agent shall promptly notify each Lender thereof. Thereafter, each Lender will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in Section 9.02 prior to 1:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. Such amount will then be made available to the Borrower by the Agent, crediting the account of the Borrower on the books of such office with such amount made available to the Agent by the Lenders for the Borrower and in like funds as received by the Agent. Unless the Agent shall have received notice from a Lender prior to the Borrowing Date that such Lender will not make available to the Agent its pro rata share of such borrowing, the Agent may assume that such Lender has made its funds available to the Agent on such date in accordance with this Section 2.03, and the Agent may, in reliance upon such assumption, make available to the Borrower on such Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made such funds available to the Agent, such Lender agrees to repay the Agent forthwith on demand by the Agent such corresponding amount, together with interest thereon, for each day from date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the greater of the Federal Funds Rate and the rate determined by the Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's funding of its pro rata share of such borrowing for purposes of this Agreement. The Borrower shall reimburse the Agent for all of such corresponding amount that remains unpaid to the Agent after the fifth Business Day following the date such amount is made available to the Borrower.

         Section 2.04 Termination or, Reduction of Commitments. (a) The Borrower may, upon at least five Business Days' written notice to the Agent, terminate the Commitments or from time to time reduce the amount of any thereof (in whole or in part); provided that no such reduction or termination shall be permitted if, after giving effect thereto and to any prepayment of the Revolving Loans made on the effective date specified therein, the then outstanding principal amount of Revolving Loans would exceed the aggregate amount of the Commitments as so reduced.

         (b) In the case of the termination or reduction of all or any of the Commitments pursuant to this Section 2.04, interest accrued on the amount of any prepayment relating thereto and any unpaid fees, costs and expenses accrued with respect thereto shall be paid by the Borrower on the date of such termination or reduction.

         Section 2.05 Optional and Mandatory Prepayments. (a) Subject to Section 2.15, the Borrower may, at any time and from time to time, prepay the Revolving Loans, in whole or in part, upon at least three Working Days' irrevocable notice (in the case of Eurodollar Loans) and one Business Day's irrevocable notice (in the case of Base Rate Loans) from the Borrower to the Agent specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify the Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable by the Borrower on the date specified therein, together with accrued interest to such date on the amount prepaid and any amounts payable pursuant to Section 2.15 in connection with such prepayment. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof and may only be made, if after giving effect thereto, Section 2.07 shall not have been contravened.

         (b) If, at any time and from time to time, either (i) the Asset Coverage Ratio of the Borrower shall be less than 300%, or (ii) the aggregate amount of Loans made to the Borrower then outstanding exceeds the borrowing limits provided in the 1940 Act, the Borrower's Prospectus or the Registration Statement, then, within four Business Days thereafter, the Borrower shall repay Loans made to the Borrower to the extent necessary to ensure that (x) the Asset Coverage Ratio of the Borrower after such payment is less than 300% or (y) the aggregate amount of Loans made to the Borrower then outstanding does not after such payments exceed such limits as set forth in the 1940 Act, the Borrower's Prospectus or Registration Statement, as the case may be.

         (c) Notwithstanding anything to the contrary in this Agreement, on the Termination Date all Revolving Loans outstanding shall mature and be payable in full, and the Commitments of the Lenders shall be reduced to zero.

         Section 2.06 Conversion and Continuations. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans, by giving the Agent at least three Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time, provided no Default or Event of Default shall have occurred and be continuing, to convert Base Rate Loans to Eurodollar Loans by giving the Agent at least three Working Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein, provided that (i) any such conversion may only be made if, after giving effect thereto, Section 2.07 shall not have been contravened and
(ii) no Base Rate Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

         (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent, in accordance with the applicable provisions of the definition of "Interest Period' set forth in Section 1.01, of the length of the next Interest Period to be applicable to such Eurodollar Loans, provided that no Eurodollar Loan may be continued as such (i) if, after giving effect thereto,
Section 2.07 would be contravened or (ii) after the date that is one month prior to the Termination Date and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Revolving Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

         Section 2.07 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Revolving Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Revolving Loans comprising each Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof. There shall be no more than seven Tranches outstanding at any one time.

         Section 2.08 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

         (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate.

         (c) If all or a portion of the principal amount of any Loan or any interest payable on the Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal to the last day of any Interest Period then applicable thereto, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) otherwise, the rate described in paragraph (b) of this
Section 2.08 plus 2%, in each case from the date of such nonpayment until such amount is paid in full (as well after as before judgment).

         (d) Interest on each Eurodollar Loan and Base Rate Loan shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section 2.08 shall be payable on demand.

         Section 2.09 Computation of Interest and Fees. (a) Interest on Base Rate Loans shall be calculated on the basis of a 365 or 366-day year, as applicable, for the actual days elapsed. Interest on Eurodollar Loans and the Commitment Fee payable pursuant to Section 2.16 shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective or such change in the Eurocurrency Reserve Requirements becomes effective, as the case may be. The Agent shall as soon as practicable notify the Borrower and each Lender of the effective date and the amount of each such change in interest rate.

         (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Agent in determining any interest rate pursuant to Section 2.08(a) and the calculations made by the Agent in determining any interest rate pursuant to
Section 2.08(b).

         Section 2.10 Inability to Determine Interest Rate. In the event that prior to the first day of any Interest Period the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, (x) any Eurodollar Loan requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Base Rate Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such determination has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

         Section 2.11 Pro Rata Treatment and Payments. Each borrowing of Revolving Loans by the Borrower from the Lenders hereunder, each payment by the Borrower of any Commitment Fee hereunder, and any reduction of the applicable Commitments of the Lenders shall be made pro rata according to the respective applicable Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Agent, for the account of the appropriate Lenders, at the Agent's office specified in Section 9.02, in Dollars and in immediately available funds. The Agent shall distribute such payments to such Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Working Day.

         Section 2.12 Illegality. Notwithstanding any other provision herein, if any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender or Lending Office to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be suspended until such time as the circumstances giving rise to such suspension are no longer applicable and (b) the Loans of such Lender or Lending Office then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to the Lender such amounts, if any, as may be required pursuant to Section 2.15.

         Section 2.13 Use of Proceeds. The proceeds of the Loans shall be used by the Borrower to make Permissible Investments.

         Section 2.14 Requirements of Law. (a) In the event that any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law but, if not having the force of law, generally applicable to and complied with by lenders of the same general type as such Lender in the relevant jurisdiction) from any central bank or other Governmental Authority made subsequent to the Closing Date:

         (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or Lending Office which is not otherwise included in the determination of the Eurodollar Rate hereunder, or

         (ii) shall impose on such Lender or Lending Office any other condition;

and the result of any of the foregoing is to increase the cost to the Lender or Lending Office, by an amount which the Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrower shall promptly pay such Lender or Lending Office, upon its demand, any additional amounts necessary to compensate the Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender or Lending Office, through the Agent, to the Borrower shall be prima facie evidence of the accuracy of the information so recorded. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder for one year.

         (b) If, after the date of this Agreement, the introduction of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender and such Lender (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) determines that the amount of capital maintained by such Lender or such corporation which is attributable to or based upon the Loans, the Commitments or this Agreement must be increased as a consequence of such introduction or change, then, upon demand of the Agent at the request of such Lender, the Borrower shall immediately pay to the Agent on behalf of such Lender, additional amounts sufficient to compensate such Lender or such corporation for the increased costs to such Lender or such corporation of such increased capital. Any such demand shall be accompanied by a certificate of such Lender setting forth in reasonable detail the computation of any such increased costs, provided that such Lender shall not be required to disclose confidential information. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder for one year.

         (c) Each Lender will promptly notify the Borrower, through the Agent, of any event of which it has knowledge that will entitle such Lender to compensation pursuant to Section 2.14(a) or (b) above. No failure by any Lender to give (or delay in giving) such notice shall adversely affect such Lender's rights to such compensation, except that the Borrower shall have no obligation to compensate any Lender for any cost or reduction incurred or accrued by it more than 180 days before such Lender gives notice of the event giving rise to such cost or reduction as required by the preceding sentence (unless such cost or reduction is incurred or accrued by such Lender more than 180 days before the delivery of such notice as a result of the retroactive application by any Governmental Authority of any Requirement of Law, applicable law, rule or guideline referred to in Section 2.14(a) or (b)).

         Section 2.15 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Loan, (b) default by the Borrower in making a borrowing or conversion into or continuation of Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making by the Borrower of a prepayment (whether such prepayment is voluntary, optional, mandatory or upon acceleration of such Loans) of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds (but, otherwise, excluding in all cases consequential damages relating thereto) obtained by it or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder for one year.

         Section 2.16 Commitment Fee. In connection with and as consideration for the holding available for use by Borrower the full amount of the Commitments during the

Commitment Period the Borrower agrees to pay to the Agent for the account of each Lender a commitment fee (the "Commitment Fee") equal to the product of (x) 0.125% per annum multiplied by (y) the average daily amount of the Available Commitment of such Lender during the calendar quarter for which the Commitment Fee is being paid (or, in the case of the initial payment of the Commitment Fee, during the period from the Closing Date to March 31, 2000). Such Commitment Fee shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing March 31, 2000, and on the Termination Date.

         Section 2.17 Net Payments; Taxes. (d) All payments made by the Borrower hereunder, or by the Borrower under any Notes, will be made without setoff, counterclaim or other defense. Except as provided in Section 2.17(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income of a Lender pursuant to the laws of the jurisdiction or any political subdivision or taxing authority thereof or therein in which the principal office or applicable lending office of such Lender is located) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the Borrower shall be obligated to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income of such Lender pursuant to the laws of the Governmental Authority or any political subdivision or taxing authority thereof or therein in which the principal office or applicable lending office of such Lender is located as such Lender shall determine are payable by such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Agent within 45 days after the date of the payment of any Taxes due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

         (e) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to
Section 9.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or

Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 2.17(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), Form W-8BEN (with respect to the portfolio interest exemption) and a Section 2.17(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such form of certificate pursuant to this Section 2.17(b). Notwithstanding anything to the contrary contained in Section 2.17(a), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 2.17(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided the Borrower the Internal Revenue Service Forms required to be provided the Borrower pursuant to this Section 2.17(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.17, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.17(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

         (c) The Borrower agrees to pay any present or future stamp, recording or documentary taxes or similar levies that arise from any payment made hereunder or under the other Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Loan Documents.

         Section 2.18 Replacement of Lender. If any Lender shall have required compensation pursuant to Section 2.14 or Section 2.17, the Borrower shall have the right, with the consent of the Agent (which shall not be unreasonably withheld), to substitute such Lender with a Lender (a "Replacement Lender") satisfactory to the Borrower and the Agent (which may be one or more of the Lenders) to assume the Commitment of such Lender and to purchase the Note(s) held by such Lender for an amount equal to the principal of, and accrued and unpaid interest on, such Note(s), together with any costs reasonably incurred by such Lender in connection with its sale of such Note(s) (without recourse to or warranty by such Lender and subject to all amounts owing to such Lender under this Agreement having been paid in full). Upon the exercise of such right by the Borrower and the satisfaction of such conditions thereto, such Lender shall convey its interest to the Replacement Lender in accordance with the procedures set forth in Section 9.04(c).

                                   ARTICLE III

                              CONDITIONS OF LENDING

         Section 3.01 Conditions to Execution. The parties acknowledge that the execution, delivery and effectiveness of this Agreement are subject to the satisfaction of the following conditions precedent:

         (a) Credit Agreement. The Agent shall have received this Agreement, executed and delivered by a Responsible Officer of the Borrower.

         (b) Incumbency Certificates. The Agent shall have received an incumbency certificate of the Borrower, dated the Closing Date, executed by a Responsible Officer of the Borrower and its secretary or assistant secretary and therein containing the name, office or position and specimen signature of each Person who is authorized by the Borrower to execute this Agreement, the Notes and any and all other documentation to be executed by the Borrower in connection with this Agreement.

         (c) Authorization Proceedings. The Agent shall have received a copy of the resolutions of the board of trustees of the Borrower as of the Closing Date, certified as true and correct by the secretary of the Borrower and authorizing (i) the execution, delivery and performance of this Agreement, the Note and any other documents relating thereto, and naming one or more Persons who are authorized to execute this Agreement and the Notes on behalf of, and as the act of, the Borrower and (ii) the borrowings contemplated hereunder, certified by the secretary or an assistant secretary of the Borrower as of the Closing Date, which certificate states that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

         (d) Organizational and Related Documents. (i) The Agent shall have received copies of the declaration of trust, and by-laws, or other similar governing document, of the Borrower as of the Closing Date, certified as of the Closing Date as complete and correct copies thereof by the secretary or an assistant secretary of the Borrower, (ii) the Agent shall have received true and correct copies, certified as of the Closing Date as to authenticity by the secretary or assistant secretary of Borrower, of the Prospectus (and the Borrower shall provide a copy of such Prospectus for delivery to the Lender), the

     Registrar, Transfer Agency and Services Agreement(s), the Custodian Contract, the Investment Advisory Agreement(s), the Registration Statement and the Statement of Additional Information, all of which are current, and such other documents or instruments as may be reasonably requested by the Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower may be a party (except for portfolio investments).

         (e) Legal Opinion. The Agent shall have received the executed legal opinion of Chapman & Cutler, and such legal opinion shall be substantially in the form of Exhibit E.


         (f) Notes. The Agent shall have received, for the account of each Lender, the Notes conforming to the requirements of this Agreement and executed by a Responsible Officer of the Borrower.

         (g) No Default. The Agent shall have received a certificate signed by a Responsible Officer of the Borrower therein certifying that no Default or Event of Default shall have occurred and be continuing as of the Closing Date.

         (h) Representations and Warranties. All representations and warranties contained in Article IV shall be true and correct in all material respects on the Closing Date as if made on the Closing Date.

         (i) Certain Information. The Agent shall have received the most recent list of portfolio securities for the Borrower.

         (j) Factual Disclosures. The Agent shall have received such information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities concerning Borrower and its Subsidiaries as the Agent may request, and all of such information shall be satisfactory to the Agent and its counsel.

         (k) Capital. The Borrower shall have equity capital in a net amount equal to at least two times the amount of the Commitment in effect on the Closing Date.

         (l) Fees. The Agent shall have received satisfactory evidence that all fees and expenses payable by the Borrower hereunder or in connection herewith on or prior to the Closing Date have been paid in full.

         (m) Further Assurances. The Agent shall have received such additional documents as it may reasonably request.

         Section 3.02 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date is subject to the satisfaction of the following conditions precedent:

         (a) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents to which it is a party shall be true and correct in all material respects on and as of the date of any Loan as if made on and as of the date such Loan is made, except to the extent any such representation and warranty expressly relates to an earlier date.

         (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loan requested to be made on such date.

         (c) Maximum Borrowing Limitation. After giving effect to the proposed Loan to be made, the Asset Coverage Ratio of the Borrower shall not be less than 300% and the Borrower shall not have violated any Requirements of Law (except such violations as could not reasonably be expected to have a Material Adverse Effect) or exceeded the borrowing limit set forth in its Prospectus, the Registration Statement, the Statement of Additional Information or the 1940 Act, as the case may be.

         (d) Regulation U; Forms U-1 or G-3. The Lender shall be satisfied that the Loan and the use of proceeds thereof in respect of the Borrower comply in all respects with Regulation U. To the extent required by Regulation U, the Agent shall have received a copy of either (i) Form U-1 or Form G-3, duly executed and delivered by a Responsible Officer of the Borrower and completed for delivery to the Lender, in form acceptable to the Agent, or
     (ii) a current list of "margin stock" (as defined in Regulation U) from the Borrower, in form acceptable to the Agent and in compliance with Section 221.3(c)(2) of Regulation U.

         (e) Governmental Authority Limitation. There exists no order, judgment or decree of any court or Governmental Authority or arbitrator which enjoins or restrains such Lender from making Loans and no law, rule or regulation applicable to such Lender and no request or directive (whether or not having the force of law) from any court or Governmental Authority with jurisdiction over such Lender, which prohibits such Lender, or requires that such Lender refrain, from making Loans.

         Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions contained in this Section 3.02(a), (b) and (c) have been satisfied.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Section 4.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

         (a) Financial Condition. The audited financial statements of the Borrower for the fiscal year end most recently ended that have heretofore been furnished to the Lender, if any, present fairly the consolidated financial condition of the Borrower as at such date. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with the U.S. GAAP (except as may be disclosed otherwise therein). The Borrower did not have, at the date of the financial statements referred to above, any material Guarantee Obligation, material contingent liability or material liability for taxes, or any material long-term lease or forward or long-term commitment, including, without limitation, any material interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto and which is material in relation to the consolidated financial condition of the Borrower at such date.

         (b) No Change. Since the later of (x) the date of the organization of the Borrower or (y) the date of the most recent financial statements referred to in subsection (a) above, there has been no material adverse change in the business, condition (financial or otherwise), assets, properties or operation of the Borrower.

         (c) Existence, Compliance with Law. The Borrower (i) is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority and the legal right to own its property and to conduct the business in which it is currently engaged, (iii) is duly qualified as a Massachusetts business trust and is in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification and
     (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The shares of the Borrower have been duly authorized.

         (d) Power; Authorization; Enforceable Obligations. The Borrower has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary action to authorize (i) the borrowings on the terms and conditions of this Agreement and the Notes and (ii) the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person that has not been made or obtained is required in connection with the borrowings hereunder or with the execution, delivery or performance by the Borrower, or the validity or enforceability against the Borrower, of this Agreement or the Notes. This Agreement has been, and each of the Notes will be, duly executed and delivered by the Borrower. This Agreement constitutes, and each of the Notes when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         (e) No Legal Bar. The execution, delivery and performance of this Agreement and the Notes, the borrowings hereunder and the use of the proceeds thereof by the

     Borrower will not (i) violate any Requirement of Law or Contractual Obligation of the Borrower, (ii) result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation with respect to the Borrower, (iii) require the consent of any Governmental Authority or any other Person with respect to the Borrower or (iv) conflict with, result in a breach of, or constitute a default under, the organizational and constitutive documents of the Borrower.

         (f) No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened against the Borrower or against any of its properties or revenues or by or against any "Affiliated Person" of the Borrower, within the meaning of the 1940 Act (i) with respect to this Agreement or the Notes or any of the transactions contemplated hereby or thereby, or (ii) which would reasonably be expected to have a Material Adverse Effect.

         (g) Ownership of Property; Liens. The Borrower has good record and marketable title to all its property, and none of such property is subject to any Liens except for Permitted Liens.

         (h) No Default; Burdensome Restrictions. The Borrower is not in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing. No Requirement of Law or Contractual Obligation of the Borrower would reasonably be expected to have a Material Adverse Effect on the Borrower.

         (i) Taxes. The Borrower has timely filed all material tax returns, statements, forms and reports required to be filed by or with respect to the income, properties or operations of the Borrower and has paid all taxes payable by it which have become due (other than any taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with the U.S. GAAP have been provided on the books of the Borrower). There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower. As of the initial Borrowing Date, the Borrower has not entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower not to be subject to the normally applicable statute of limitations. The Borrower has not provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. The Borrower has not incurred, or will not incur, any material tax liability in connection with the transactions contemplated hereby (it being understood that the representation contained in this sentence does not cover any future tax liabilities of the Borrower arising as a result of the operation of their businesses in the ordinary course of business).

         (j) Regulated Investment Company. The Borrower is a "regulated investment company" as defined in the Code.

         (k) Code Compliance. The Borrower has complied with all requirements of the Code applicable to regulated investment companies, so as to be relieved of federal income tax on net investment income and net capital gains distributed by it.

         (l) Federal Regulations. The Borrower has and will furnish to the Agent and each Lender statements in conformity with the requirements of FR Form U-1 or FR Form G-3 referred to in Regulation U. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation T, U and X of the Board of Governors of the Federal Reserve System and the 1940 Act) which limits its ability to incur Indebtedness.

         (m) ERISA. Neither the Borrower nor any Commonly Controlled Entity has currently or has had at any time any liability or obligation under ERISA or the Code with respect to any Plan.

         (n) Subsidiaries. The Borrower has no Subsidiaries and no equity investment or interest in any other Person (other than portfolio investments permitted by its Investment Policies).

         (o) Purpose of Loans. The proceeds of the Loans shall be used solely to finance the purchase and holding of portfolio assets of the Borrower consisting of Permissible Investments and for other lawful corporate purposes in the usual and normal course of the Borrower's business.

         (p) Registration of the Borrower. The Borrower is registered as a non-diversified, closed-end management investment company under the 1940 Act.

         (q) Offering in Compliance with Securities Laws. The Borrower has issued its common shares of beneficial interests pursuant to the Registration Statement, which was declared an effective registration statement on Form N-2 on October 26, 1999 and such issuance materially complied with all Federal and State securities laws applicable thereto.

         (r) Investment Policies, Prospectus. The Borrower is in compliance in all material respects with all of its Investment Policies, and is permitted to borrow hereunder pursuant to the limits and restrictions set forth in its Prospectus, the Registration Statement and the Statement of Additional Information.

         (s) Year 2000. The Borrower has (i) initiated a review and assessment of all areas within its business operations (including those affected by suppliers, vendors, customers and service providers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower (or suppliers, vendors and service providers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Borrower believes that all computer applications (including those of its suppliers, vendors and service providers) that are material to its business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that, in any such case, a failure to do so would not reasonably be expected to have a Material Adverse Effect.

         (t) Accuracy and Completeness of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (in each case, as amended, superseded, supplemented or otherwise modified in good faith with the knowledge of the Agent or such Lender) is (except for projections and forward looking statements), and all other such factual information hereafter furnished by or on behalf of the Borrower to the Agent or any Lender (in each case, as amended, superseded, supplemented or otherwise modified in good faith with the knowledge of the Agent or such Lender) will be (except for projections and forward looking statements), true and accurate in every material respect under the circumstances on the date as of which such information is dated or certified, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading under the circumstances on the date as of which such information is dated or certified.

         (u) Affiliated Persons. To the best knowledge of the Borrower, the Borrower, together with its Affiliates is not an "Affiliated Person" (as defined in the 1940 Act) of the Agent or any Lender.

         (v) Affiliations. As of the Closing Date, the common shares of the Borrower are listed on the New York Stock Exchange.


                                    ARTICLE V

                            COVENANTS OF THE BORROWER

         Section 5.01 Affirmative Covenants. Until the later of the Termination Date and the date on which no Loans shall be outstanding and all Obligations of the Borrower shall be paid in full, the Borrower agrees to the following from and after the Closing Date:

         (a) Financial Statements. The Borrower shall furnish to the Agent:


              (i) as soon as available and in any event within ninety days after the end of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower as at the end of such fiscal year, a statement of operations for such fiscal year, if any, a statement of changes in net assets for such fiscal year and the preceding fiscal year, a portfolio of investments as at the end of such fiscal year and the per share and other data for such fiscal year prepared in accordance with U.S. GAAP (as consistently applied) and all regulatory requirements, and all presented in a manner acceptable to the Securities and Exchange Commission or any successor or analogous Governmental Authority by KPMG LLP or other independent certified public accountants of recognized standing, all audited by KPMG LLP or other independent certified public accountants of recognized standing and accompanied by a report of such accountants, without material qualification;

              (ii) as soon as available and in any event within seventy-five days after the close of the first six-month period of each fiscal year of the Borrower, a statement of assets and liabilities as at the end of such six-month period, a statement of operations for such six-month period, a statement of changes in net assets for such six-month period and a portfolio of investments as at the end of such six-month period, all prepared in accordance with regulatory requirements and all certified (subject to normal year end adjustments) as to fairness of presentation, U.S. GAAP (as consistently applied) and consistency by a Responsible Officer of the Borrower; and

              (iii) as soon as available, but in any event not later than fifteen days after the end of each month of each fiscal year of the Borrower, the net asset value sheet of the Borrower as at the end of such month, in the form and detail similar to those customarily prepared by the Borrower's management for internal use, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects; provided, however, that if the Borrower has Loans outstanding, the Borrower shall provide the Agent (which may be done by facsimile) with (x) such net asset value sheet described above in this subsection and (y) a certificate of a Responsible Officer of the Borrower showing in reasonable detail the calculations supporting the Borrower's compliance with Section 5.02(a), within fifteen days after the end of each calendar month so long as any Loans to the Borrower remain outstanding;

all such financial statements fairly present the financial condition of the Borrower and are complete and correct in all material respects (subject to normal year end adjustments) and shall be prepared in reasonable detail and in accordance with U.S. GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

     (b) Certificates; Other Information. The Borrower shall furnish to the Agent (with a copy to be delivered to each Lender:

         (i) concurrently with the delivery of the financial statements referred to in Section 5.01(a)(i), (ii) and (iii), a certificate of a Responsible Officer, in substantially the form of Exhibit B hereto, stating that, to the best of such Responsible Officer's of the Borrower knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every other condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that no Default or Event of Default has occurred and is continuing except as specified in such certificate;

         (ii) within five Business Days after the same are mailed to, or filed with, the Securities and Exchange Commission or any successor or analogous Governmental Authority, copies of each Registration Statement and any amendments thereto, each revised Prospectus or Statement of Additional Information and the annual and semi-annual financial reports to shareholders;

         (iii) as soon as available, but in any event not later than seventy-five days after the end of each six-month period, a certificate of a Responsible Officer of the Borrower stating that the list of the Borrower's portfolio securities attached to such certificate is true and correct;

         (iv) within 30 days following the end of each quarter, a list setting forth each of the senior loan assets held by the Borrower and the value thereof, in each case as of the last day of such quarter; and

         (v) promptly, such additional financial and other information as the Agent may from time to time reasonably request, including, but not limited to, copies of all changes to the Prospectus and Registration Statement.

     (c) Payment of Obligations. The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent as the case may be, all its material Indebtedness (except for an aggregate amount outstanding at any one time of up to $2,000,000) of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of the Borrower to the reasonable satisfaction of the Agent.

     (d) Conduct of Business and Maintenance of Existence. The Borrower shall continue to engage in its investment business in accordance with its Investment Policies, Prospectus and the Registration Statement and preserve, renew and keep in full force and effect its existence; take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except for any such rights, privileges and franchises which the failure to maintain, individually or in the aggregate, will not have a Material Adverse Effect; comply in all material respects with all Contractual Obligations and Requirements of Law; maintain at all times its status as a regulated investment company registered under the 1940 Act; and comply with all requirements of the Code applicable to regulated investment companies, so as to be relieved of federal income tax on net investment income and net capital gains distributed by it.

     (e) Maintenance of Insurance. The Borrower shall keep all property used and useful and necessary in its business, if any, in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by entities engaged in the same or similar business or as may otherwise be required by the Securities and Exchange Commission or any successor or analogous Governmental Authority (including, without limitation, (i) fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the 1940 Act or any successor provision and (ii) errors and omissions insurance); and furnish to the Agent, upon written request, full information as to the insurance carried.

     (f) Inspection of Property; Books and Records; Discussions. The Borrower shall keep proper books of records and account in which full, true and correct entries in conformity with U.S. GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Agent, upon prior notice to the Borrower, to visit and inspect any of its properties (except to the extent the Borrower is prohibited from allowing any such inspection pursuant to a written confidentiality agreement or is otherwise prohibited pursuant to industry standards) and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower with officers and employees of the Borrower and with its independent certified public accountants; provided, however, that, in the absence of any Default or Event of Default, the Agent will be permitted to make no more than one such inspection in any calendar year.

     (g) Notices. The Borrower shall promptly give notice to the Agent of:


         (i) any Responsible Officer of the Borrower becoming aware of the occurrence of any Default or Event of Default;

         (ii) any (x) default or event of default under any Contractual Obligation of the Borrower or (y) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, would reasonably be expected to have a Material Adverse Effect;

         (iii) any litigation or proceeding affecting the Borrower which would reasonably be expected to have a Material Adverse Effect;

         (iv) any material investigation or proceedings undertaken or instituted by any Governmental Authority with respect to the Borrower or its Subsidiaries;

         (v) any material communication with respect to the Borrower made to or received from any Governmental Authority involved with the regulation of securities matters;

         (vi) the following events, as soon as possible and in any event within thirty days after a Responsible Officer of the Borrower obtains knowledge thereof: (x) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (y) the institution of proceedings or the making of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

         (vii) those time periods in which 20% or more of the assets of the Borrower constitute "margin stock" as defined in Regulation U;

         (viii) material changes in the Borrower's Registration Statement; and

         (ix) a development or event which, in the judgment of the Borrower, could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

     (h) Purpose of Loans. The Borrower shall use the proceeds of the Loans solely to finance the purchase and holding of portfolio assets of the Borrower consisting of Permissible Investments or other lawful corporate purpose in the usual and normal course of the Borrower's business. Without limiting the foregoing, the Borrower will not, directly or indirectly, use any part of such proceeds for any purpose which would violate any provision of its Prospectus or the Registration Statement of the Borrower or any applicable statute, regulation, order or restrictions, including, without limitation, Regulations T, U and X and the Borrower shall not purchase securities in connection with the hostile acquisition of the issuer of such securities.

     (i) Compliance with Requirements of Law and Regulatory Authorities. The Borrower shall comply in all material respects with all applicable Requirements of Law, including, without limitation, Regulations T, U and X, other applicable regulations of the Board of Governors of the Federal Reserve System, and, so long as registered, all rules and regulations of the New York Stock Exchange.

     (j) Payment of Taxes. The Borrower will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties would otherwise attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Borrower not otherwise permitted under this Agreement; provided that the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

     (k) Maintenance of Registration Statement. The Borrower will maintain the effectiveness of the Registration Statement under all applicable Requirements of Law.

     (l) Year 2000 Compliance. The Borrower will promptly notify the Agent in the event the Borrower discovers or determines that any computer application (including those of its suppliers, vendors and service providers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

         Section 5.02 Negative Covenants. Until the later of the Termination Date and the date on which no Loans shall be outstanding and all Obligations of the Borrower shall be repaid in full, the Borrower agrees to the following, from and after the Closing Date:

     (a) Financial Condition Covenants. The Borrower shall not permit (i) the Asset Coverage Ratio of the Borrower (with all borrowings under this Agreement deemed to be Senior Securities under the 1940 Act) to be less than (x) 300% for more than four consecutive Business Days or (y) 275% at any time, or (ii) allow borrowings of the Borrower to exceed the limits set forth in the Borrower's Prospectus, the Statement of Additional Information, the Registration Statement or the 1940 Act.

     (b) Limitation on Indebtedness; Derivatives; and Guarantee Obligations.

         (i) The Borrower shall not create, incur, assume or suffer to exist any Indebtedness except Indebtedness of the Borrower incurred (1) under this Agreement and the Notes, (2) in the ordinary course of business of the Borrower so long as such Indebtedness is not for borrowed money and is in compliance with the terms of the Borrower's Investment Policies and the 1940 Act, (3) for temporary purposes, in an amount not exceeding five percent (5%) of the Borrower's Total Assets at the time any such Indebtedness is incurred or (4) in the form of reverse repurchase transactions, short sales of securities, securities loans or other transactions entered into primarily for investment purposes which have, or may be deemed to have, the effect of borrowing, and, in each case, which is (x) not otherwise prohibited by law or in contravention of the Borrower's Prospectus, the Statement of Additional Information or Registration Statement, (y) in the ordinary course of business of the Borrower and (z) appropriately reflected in the calculation of Asset Coverage Ratio; provided, however, that in no event shall the Borrower be permitted to incur Indebtedness (other than under this Agreement) which either (x) is secured by, or encumbers (except for monies in a segregated account in connection with hedging arrangements), assets of the Borrower, or (y) by its terms is senior or prior in payment to the Loans or the other Obligations.

         (ii) The Borrower shall not invest in, or incur Indebtedness or other liability to any Person with respect to, any derivative instrument (including without limitation any swap, collar, cap, puts, calls, equity derivative or mortgage-backed or debt-backed derivative) unless each of the following is true:
(x) such derivative instrument is marked-to-market on a daily basis; (y) for purposes of the calculation of Asset Coverage Ratio, such derivative instrument is valued at its fair market value as of the date of such calculation, and any liability thereunder on a marked-to-market basis is subtracted as a liability, and (z) the purpose of the investment in such derivative instrument is to augment capital appreciation or current income of the Borrower or for hedging purposes and is otherwise in compliance with the Borrower's Prospectus, the Statement of Additional Information, the Registration Statement and the 1940 Act.

         (iii) The Borrower shall not create, incur, assume or suffer to exist any Guarantee Obligations of the Borrower in an aggregate amount outstanding at any one time of more than $2,000,000.

     (c) Limitation on Liens. The Borrower shall not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Permitted Liens.

     (d) Limitations on Fundamental Changes; Subsidiaries. The Borrower shall not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve the Borrower (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of all, or substantially all, of the property, business or assets of the Borrower in a single transaction or in related transactions and shall not engage in any business activity except as an investment company. The Borrower shall not establish any Subsidiaries without the prior written consent of the Majority Lenders.

     (e) Limitation on Distributions. The Borrower shall not, during the occurrence and continuation of an Event of Default, or if a distribution would (with the giving of notice or passage of time or both) cause the occurrence of an Event of Default, make or effect (by means of purchase of capital stock or otherwise) any distribution to the shareholders of the Borrower (including, without limitation, any dividend or coupon payment or other distribution to any holders of preferred stock of the Borrower), whether now or hereafter existing, either directly or indirectly, whether in cash or property or in obligations of the Borrower; provided, that distributions may be made to the extent that such distributions are required to (i) enable the Borrower to continue to qualify as a "regulated investment company" under Sections 851-855 of the Code and (ii) prevent the Borrower from incurring any federal income or excise taxes as a "regulated investment company" under Subchapter M of the Code.

     (f) Limitation on Investments, Loans and Advances. The Borrower shall not make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of or make any other investment in, any Person, except those consistent with the Borrower's Fundamental Investment Policies and other Permissible Investments.

     (g) Limitation on Transactions with Affiliates. The Borrower shall not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is not otherwise prohibited under this Agreement and such transaction is not in violation of the 1940 Act, including, without limitation, Section 17 thereof.

     (h) Limitation on Negative Pledge Clauses. The Borrower shall not enter into with any Person any agreement, other than this Agreement or the other Loan Documents, which prohibits or limits the ability of the Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owed or hereafter acquired.

     (i) Limitation on Changes to Investment Policies. Except as may be required by law, the Borrower shall not make any change to its Fundamental Investment Policies without the consent of the Majority Lenders, which consent shall not be unreasonably withheld or delayed.

     (j) Change of Custodian. There will be no change of the Custodian for Borrower unless any such successor custodian is a bank or trust company organized under the laws of the United States or a political subdivision thereof having assets of at least $10,000,000,000 and a long-term debt or deposit rating of at least "A2" from Moody's Investors Service and, after giving effect to such change, no Default or Event of Default shall have occurred and be continuing.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

          Section 6.01 Events of Default. If any of the following events (each, an "Event of Default") shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof, or the Borrower shall fail to pay any interest on any Loan, or any other expense, fee or other amount payable hereunder or under any document entered in connection herewith, within three Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document to which it is a party or which is contained in any certificate, document or financial or other statement furnished by or on behalf of the Borrower at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Borrower shall default in the observance or performance of any agreement contained in Section 5.02; or

          (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement or the Notes (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of five days in the case of any such default under Section 5.01(g)(i) or thirty days in the case of any other such default; or

          (e) The Borrower shall (i) default in (A) any payment of principal or interest, regardless of the amount, due in respect of any single Indebtedness (other than the Notes) and/or derivative instrument (including, without limitation any swap, collar, cap, puts, calls, equity, derivative or mortgage-backed or debt-backed derivative) issued under a single indenture or other agreement, of $2,000,000 or greater, (B) any payment of principal or interest, regardless of amount, due in respect of Indebtedness and/or derivative instrument (including without limitation any swap, collar, cap, puts, calls, equity, derivative or backed or debt-backed derivative) of any individual amount but which in the aggregate exceeds $2,000,000 or (C) the payment of any Guarantee Obligation with respect to an amount of $2,000,000 or greater, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition, beyond the period of grace, relating to any such Indebtedness and/or derivative instrument (including without limitation any swap, collar, cap, puts, calls, equity derivative or mortgage-backed or debt-backed derivative) or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such

     Indebtedness and/or derivative instrument (including without limitation any swap, collar, cap, puts, calls, equity derivative or mortgage-backed or debt-back derivative) or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

          (f) (i) The Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of sixty days; or (iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty days from the entry thereof; or (iv) the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) Either the Borrower or any Commonly Controlled Entity of the Borrower incurs any liability to any Plan which could reasonably be expected to have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against the Borrower involving in the aggregate a liability of $2,000,000 or more in excess of any applicable insurance coverage and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty days from the entry thereof; or

          (i) Without the prior written consent of the Majority Lenders, which consent shall not be unreasonably withheld, Nuveen or a Person directly controlling, controlled by, or under common control with Nuveen shall no longer act as investment manager for or advisor to the Borrower; or

          (j) The Borrower's registration under the 1940 Act shall lapse or be suspended; or

          (k) The Borrower shall fail to comply with the 1940 Act in a manner which could have a Material Adverse Effect; or

          (l) The Borrower shall fail to comply in all material respects with its Fundamental Investment Policies;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of subsection (f) above with respect to the Borrower, automatically the Commitments to the Borrower shall immediately terminate and the Loans made to the Borrower hereunder (with accrued interest thereon and all other amounts owing by the Borrower under this Agreement and the Notes shall immediately and automatically become due and payable, and (B) if such event is any other Event of Default, either or all of the following actions may be taken:
(i) the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice to the Borrower declare the Commitments to the Borrower to be terminated forthwith, whereupon such Commitments shall immediately terminate;
(ii) the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice of default to the Borrower, declare the Loans hereunder made (with accrued interest thereon and all other amounts owing by the Borrower under this Agreement and the Notes of the Borrower to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (iii) the Agent may, or upon the request of the Majority Lenders, the Agent shall, exercise any and all rights or other remedies available to the Lenders at law or in equity, including without limitation, any rights and remedies available under the 1940 Act. Except as expressly provided above in this Article, presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of any kind are hereby expressly waived.


                                   ARTICLE VII

                                    THE AGENT

          Section 7.01 Appointment. Each Lender hereby irrevocably designates and appoints the Agent to take such action on its behalf under the provisions of this Agreement, the Notes and the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, the Notes and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere or in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent in such capacity.

          Section 7.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to any Lender for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          Section 7.03 Exculpatory Provisions. None of the Agent-Related Persons shall be (i) liable to any Lender for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for it or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any Lender for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness (other than its own due execution), genuineness, enforceability or sufficiency of this Agreement or the Notes or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent-Related Persons shall be under no obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

          Section 7.04 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, or telecopy message, statement, order or other document or conversation believed in good faith by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Agent. The Agent may deem and treat the payee of the Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Note in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders, and all future holders of the Note.

          Section 7.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders as soon as is reasonably practicable of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided, that unless and until the Agent shall have received such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

          Section 7.06 Credit Decisions. Each Lender expressly acknowledges that none of the Agent-Related Persons has made any representations or warranties to it and that no act by the

Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by any Agent-Related Person to such Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the Note, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide the Lenders with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its Agent-Related Persons.

          Section 7.07 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including, without limitation, the allocated cost of internal counsel), expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the Notes or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent or any of them under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of the Agent resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

          Section 7.08 Agent in its Individual Capacity. The Agent and its Agent-Related Persons may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent and its Agent-Related Persons were not an Agent hereunder and under the Note. With respect to the Loans made or renewed by the Agent and the Note issued to the Agent, the Agent shall have the same rights and powers under this Agreement and the Note as the Lenders and may exercise the same as though it were not an Agent and the term "Lender" shall include the Agent in its individual capacity.

          Section 7.09 Successor Agent. The Agent may resign its capacity as an Agent upon thirty days' notice to the Lenders and the appointment of a successor Agent. If the Agent shall resign as an Agent under this Agreement and the Note, then the Majority Lenders (with, unless an Even of Default shall have occurred and be continuing, the prior written consent of the Borrower, which consent shall not be unreasonably withheld) shall appoint a successor agent for the Lenders. If no successor Agent shall have been so appointed within thirty days of the retiring Agent's giving of notice of resignation, then such retiring Agent may appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $100 million. Any successor agent shall succeed to the rights, powers and duties of such retiring Agent and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holder of the Note. After the retiring Agent's resignation as an Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the Note.


                                  ARTICLE VIII

                                 INDEMNIFICATION

          Section 8.01 Indemnities by the Borrower. Without limiting any other rights which each Lender or the Agent or any Affiliate of any thereof, as well as their respective directors, officers, employees and agents (each, an "Indemnified Party") may have hereunder or under applicable law, the Borrower hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees), other than any present or future income, franchise or similar taxes, now or hereafter imposed, levied, collected, withheld or assessed (all of the foregoing non-excluded items being collectively referred to as "Indemnified Amounts"), arising out of or resulting from (but excluding, in any event, Indemnified Amounts to the extent resulting from gross negligence, willful misconduct or bad faith on the part of such Indemnified Party):

               (i) reliance on any representation or warranty or statement made or deemed made by the Borrower (or any of its officers) under or in connection with any Loan Document to which the Borrower is a party which shall have been incorrect in any material respect when made;

               (ii) the execution, delivery, performance, and enforcement of this Agreement.

               (iii) any failure of the Borrower to perform its duties or obligations in accordance with the provisions of this Agreement;

               (iv) any investigation, litigation or proceeding related to this Agreement, the Borrower or the use of proceeds of Loans; or

               (v) the use by the Borrower of the proceeds of the Loans.

                                   ARTICLE IX

                                  MISCELLANEOUS

          Section 9.01 Amendments and Waivers. Neither this Agreement, any Note, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Majority Lenders, the Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes for the purpose of adding any provisions to this Agreement or the Notes or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) forgive or reduce the amount or extend the maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or forgive or reduce, or extend the date of payment of, any fee payable to any Lender hereunder, or change the amount of any Lender's Commitment, in each case without the written consent of the Lender affected thereby, or (b) reduce the minimum Asset Coverage Ratio as required by Section 5.02(a), or (c) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the Notes, in each case without the written consent of all the Lenders, or amend, modify or waive any provision of Section 7 without the written consent of the Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          Section 9.02 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopier) and mailed, telecopied, delivered by nationally recognized overnight courier or hand delivered, if to the Borrower, the Lenders or the Agent, at its address set forth under its name on the signature pages hereof, or at such other address as shall be designated by such Person to each other party hereto in a written notice. All such notices and communications shall, when mailed or delivered, be effective when deposited in the mails, delivered to the courier or hand delivered, respectively, and, when telecopied, be effective upon receipt of confirmation that telecopy has been received, except that notices and communications to the Agent or the Lenders pursuant to
Article II shall not be effective in any case until received by such Person.

          Section 9.03 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 9.04 Binding Effect; Successors and Assigns; Participations.
(a) This Agreement shall become effective when it shall have been executed by the Borrower, the Lenders and the Agent. From and after the date this Agreement shall have so become effective, this Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Agent and their respective successors and assigns; provided that the Borrower shall not be permitted to assign its rights hereunder or interest herein to any Person without the prior written consent of the Agent and each Lender.

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the Notes. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the Notes and the Borrower and each Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, to the extent permitted by law, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lenders the proceeds thereof as provided in Section 9.10. The Borrower also agrees that to the extent permitted by law each Participant shall be entitled to the benefits of Sections 2.14, 2.15, 2.17 and 9.06 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Affiliate of such Lender or to any Lender or any affiliate thereof, and, with the consent of the Borrower and the Administrative Agent (which in each case shall not be unreasonably withheld), to one or more additional banks or financial institutions ("Purchasing Lenders") all or any part of its rights and obligations under this Agreement and the Notes pursuant to an Assignment Agreement, substantially in the form of Exhibit D (an "Assignment Agreement"), executed by such Purchasing Lender, such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and for recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the effective date of such assignment determined pursuant to such Assignment Agreement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment Agreement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Assignment Agreement, be released from its obligations (other than obligations, if any, relating to confidentiality) under this Agreement (and, in the case of a Assignment Agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. On or prior to the effective date of such Assignment Agreement, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Assignment Agreement and, if the transferor Lender has retained a Commitment hereunder, new Notes to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Agent to such Borrower marked "canceled."

          (d) The Agent shall maintain, a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Revolving Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment Agreement executed by a transferor Lender and Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Agent by the transferor Lender (or, if so agreed by it, the Purchasing Lender) of a registration and processing fee of $3,500, the Agent shall (i) promptly accept such Assignment Agreement and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

          (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower prior to becoming a party to this Agreement; provided that such Transferee or prospective Transferee agrees, prior to receiving any financial information to maintain the confidentiality of such information in accordance with Section 9.14.

          (g) If, pursuant to this subsection any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Lender (and, in the case of any Purchasing Lender registered in the Register, the Agent and the Borrower) either U.S. Internal Revenue Service Form W-8BEN or W-8ECI (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender (and, in the case of any Purchasing Lender registered in the Register, the Agent and the Borrower) a new Form W-8BEN or W-8ECI upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

          (h) Nothing set forth herein shall prohibit any Lender from pledging or assigning any Note and its rights hereunder to any lender affiliated with the Federal Reserve System in accordance with applicable law and the regulations of the Board of Governors of the Federal Reserve System.

          (i) The minimum amount that may be assigned or participated by any Lender pursuant to this Section 9.04 is the lesser of (x) $5,000,000 and (y) all of such Lender's rights and obligations under this Agreement and the Notes.

          Section 9.05 Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of New York.

          Section 9.06 Costs and Expenses. Whether or not the transactions contemplated hereby are consummated, in addition to the rights of indemnification granted to the Indemnified Parties under Article VIII hereof, the Borrower agrees to pay on demand all reasonable costs and expenses (excluding any present or future taxes, now or hereafter imposed, levied, collected, withheld or assessed) in connection with the preparation, execution, delivery, modification, amendment, administration and monitoring of the Loan Documents and the other documents to be delivered thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, and of local counsel who may be retained by the Agent, with respect thereto and with respect to advising the Lenders and the Agent as to their rights and remedies under the Loan Documents. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable fees and expenses of counsel to the Agent and of counsel to the several Lenders), in connection with the enforcement (whether through negotiations, workout, legal proceedings or otherwise) of, or preservation of rights under, the Loan Documents and the other documents to be delivered thereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 9.06.

          Section 9.07 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          Section 9.08 Waiver of Jury Trial. THE BORROWER, EACH LENDER AND THE AGENT EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Borrower, each Lender and the Agent each acknowledges that this waiver is a material inducement for such party to enter into a business relationship, that the Borrower, each Lender and the Agent have already relied on the waiver in entering into this Agreement and that each will continue to rely on the waiver in their related future dealings. The Borrower, each Lender and the Agent further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          Section 9.09 Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City; and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition of enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender or the Agent may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

          (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          Section 9.10 Adjustments; Set-off. (a) If any Lender (a "benefited Lender") shall at any time receive any payment of a or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, exercisable following the acceleration of the obligations of the Borrower owing in connection with this Agreement, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set-off and appropriate and apply against any such obligations any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, Indebtedness or claims, in any currency, in each case whether direct or indirect absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and each Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          Section 9.11 Survival. The Borrower's obligations pursuant to Sections 2.14, 2.15, 2.17, 8.01 and 9.06 shall survive the repayment of the Loans and the termination of the Commitment.

          Section 9.12 Entire Agreement. This Agreement, together with the other Loan Documents, constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

          Section 9.13 Severability of Provisions. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 9.14 Confidentiality. The Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including without limitation accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will have agreed to keep such Information confidential), (b) to the extent required by any legal or regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, provided, however, that such Information may only be disclosed to the extent necessary and material to the prosecution or defense of such suit, action or proceeding for the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this subsection, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights under this Agreement, (g) with the consent of the Borrower, (h) to the extent such Information becomes (i) publicly available other than as a result of a breach of this Section 9.14, or (ii) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrower, the Agent, or any Lender. For purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower.

          Section 9.15 Disclaimer. None of the shareholders, trustees, officers, employees and other agents of the Borrower shall be personally bound by or liable for any indebtedness, liability or obligation hereunder or under the Notes, nor shall resort be had to their personal property for the satisfaction of any obligation or claim hereunder or in connection with any Loan Document.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                     NUVEEN SENIOR INCOME FUND,
                                      as Borrower



                                     By_________________________________
                                       Name:
                                       Title:

                                     Attention: Jeffrey W. Maillet
                                     Telephone No.:  (312) 917-7927
                                     Telecopier No.: (312) 917-8347



                                     DEUTSCHE BANK, AG, NEW YORK BRANCH,
                                      as Lender


                                     By_________________________________
                                       Name:
                                       Title:



                                     By_________________________________
                                       Name:
                                       Title:

                                     31 West 52nd Street
                                     New York, New York 10019
                                     Attention: Lynn Sweeney
                                     Telephone No.:  (212) 469-4098
                                     Telecopier No.: (212) 469-4138

                                     DEUTSCHE BANK AG, NEW YORK BRANCH,
                                      as Agent



                                     By_________________________________
                                       Name:
                                       Title:



                                     By_________________________________
                                       Name:
                                       Title:

                                     31 West 52nd Street
                                     New York, New York  10019
                                     Attention: Lynn Sweeney
                                     Telephone No.:  (212) 469-4098
                                     Telecopier No.: (212) 469-4138

                                                                       EXHIBIT A



                           FORM OF REVOLVING LOAN NOTE


U.S. $________________                                 Dated: December ___, 1999

          FOR VALUE RECEIVED, the undersigned, NUVEEN SENIOR INCOME FUND, a Massachusetts business trust (the "Borrower"), hereby promises to pay to the order of _________________________ (the "Lender"), for the Lender's account the amount first stated above or, if less, the aggregate unpaid principal amount of all Loans (as defined below) made by the Lender to the Borrower pursuant to the Credit Agreement (as defined below) on the Termination Date (as defined in the Credit Agreement).

          The Borrower promises to pay interest on the unpaid principal amount of the Loans from the date of the initial Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to Deutsche Bank AG, New York Branch, as Agent, at 31 West 52nd Street, New York, New York, 10019 in immediately available funds.

     The holder of this Note is authorized to record the date and amount of each Revolving Loan made pursuant to subsection 2.01 of the Credit Agreement, its character as a Base Rate Loan or Eurodollar Loan, the date and amount of each payment or prepayment of principal with respect thereto, the length of each Interest Period with respect to the portion of such Revolving Loan made and/or maintained as a Eurodollar Loan, the Eurodollar Rate with respect thereto and each conversion made pursuant to subsection 2.06 of the Credit Agreement, on the schedules annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that failure by the Lender to make any such recordation on this Note shall not affect the obligations of the Borrower under this Note or under the Credit Agreement.

          This Note is the Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of December 14, 1999 (the "Credit Agreement"; the terms defined therein and not otherwise defined herein are being used herein as therein defined) among the Borrower, the banks and other financial institutions parties thereto and Deutsche Bank AG, New York Branch, as Agent. The Credit Agreement, among other things, (i) provides for the making of Loans (the "Loans") by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Loans being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events (including, without limitation, the failure of the Borrower to pay when due the obligations of the Borrower) and also for prepayments of principal of the Loans prior to the maturity hereof upon the terms and conditions therein specified.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

          The Borrower promises to pay all costs and expenses, including reasonable attorney's fees, all as provided in subsection 9.06 of the Credit Agreement, incurred in the collection and enforcement of this Note. The Borrower and endorsers of this Note consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind.

                                         NUVEEN SENIOR INCOME FUND



                                         By_________________________________
                                           Name:
                                           Title:

                                   SCHEDULE A
                         to Form of Revolving Loan Note

                             LOANS, CONVERSIONS AND
                          PAYMENTS OF EURODOLLAR LOANS


                            Amount of                         Amount of
                            Base Rate                         Eurodollar
                            Loans          Interest Period    Loans          Unpaid
                            Converted      and Eurodollar     Converted      Principal
                            into           Rate with          into           Balance of
              Amount        Eurodollar     Respect            Base Rate      Eurodollar     Notation
Date          of Loan       Loans          Thereto            Loans          Loans          Made by
----          -------       -----          -------            -----          -----          -------

---------     ---------     -----------    ---------------    -----------    ----------     --------

---------     ---------     -----------    ---------------    -----------    ----------     --------

---------     ---------     -----------    ---------------    -----------    ----------     --------

---------     ---------     -----------    ---------------    -----------    ----------     --------

---------     ---------     -----------    ---------------    -----------    ----------     --------

---------     ---------     -----------    ---------------    -----------    ----------     --------

---------     ---------     -----------    ---------------    -----------    ----------     --------

---------     ---------     -----------    ---------------    -----------    ----------     --------

---------     ---------     -----------    ---------------    -----------    ----------     --------

---------     ---------     -----------    ---------------    -----------    ----------     --------

---------     ---------     -----------    ---------------    -----------    ----------     --------

---------     ---------     -----------    ---------------    -----------    ----------     --------

---------     ---------     -----------    ---------------    -----------    ----------     --------

---------     ---------     -----------    ---------------    -----------    ----------     --------

---------     ---------     -----------    ---------------    -----------    ----------     --------

---------     ---------     -----------    ---------------    -----------    ----------     --------

---------     ---------     -----------    ---------------    -----------    ----------     --------

                                                                       EXHIBIT B

                          FORM OF BORROWER CERTIFICATE





To:  Deutsche Bank AG, New York Branch as
     Agent under the Credit Agreement referred to below.

     Reference is hereby made to the Credit Agreement (as in effect on the date of this certificate, the "Credit Agreement"), dated as of December 14, 1999, by and among Nuveen Senior Income Fund, as Borrower, the banks and other financial institutions from time to time parties thereto (each a "Lender" and collectively, the "Lenders") and Deutsche Bank AG, New York Branch as Agent. Capitalized terms used herein and not defined herein shall have the meanings provided therefor in the Credit Agreement.

     Pursuant to Section [5.01(a)(i)][5.01(a)(ii)][5.01(a)(iii)][5.01(b)(iii)]of
the Credit Agreement, we are delivering to you on the date hereof our [annual] [semi-annual] [monthly] [financial statements] [semi-annual report] for the fiscal [year] [six month period] [quarter] [month] ended _______ __, ____ (such period, the "Fiscal Period").

     As required by Section 5.01(b)(i) of the Credit Agreement, the undersigned, as a Responsible Officer of the Borrower, hereby certifies that to the best of such Responsible Officer's knowledge:

     1. As of the date hereof, [no Default or Event of Default has occurred or is continuing] [the following Default or Event of Default exists and set forth below with respect to each such Default a description of the details thereof and what action the Borrower proposes to take in respect thereof.]

     2. During the Fiscal Period, the Borrower has observed or performed all of its covenants and other agreements, and satisfied every other condition contained in the Credit Agreement and the other Loan Documents to be observed, performed or satisfied by it.

               [ADD ADDITIONAL INFORMATION AS TO DEFAULTS, IF ANY]

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed as of the ___ day of _______, ____.



                                      NUVEEN SENIOR INCOME FUND


                                      By:___________________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT C

                            FORM OF BORROWING REQUEST

Deutsche Bank AG,
New York Branch
31 West 52nd Street
New York, NY  10019

Attention:  _____________

     Re:  Nuveen Senior Income Fund

Ladies and Gentlemen:

          This Borrowing Request is delivered to you pursuant to Section 2.03 of the Credit Agreement, dated as of December 14, 1999 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among NUVEEN SENIOR INCOME FUND, a Massachusetts business trust (the "Borrower"), the banks and other financial institutions from time to time parties thereto (each a lender and collectively, the "Lenders"), and Deutsche Bank AG, New York Branch, as administrative agent (in such capacity, the "Agent"). All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

          Pursuant to Section 2.03 of the Credit Agreement, the undersigned hereby gives you irrevocable notice that the undersigned hereby requests a Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Loan (the "Proposed Loan") as required by Section
2.03 of the Credit Agreement:

          (i) The aggregate principal amount of the Proposed Loan is $______.(1)

          (ii) The Proposed Loan is to be a [Eurodollar Loan][Base Rate Loan].

          (iii) The [Working Day/ Business Day](2) of the Proposed Loan is [Date].(3)


------------------------


(1) The desired amount must be at least $5,000,000 and must be in integral multiples of $1,000,000.

(2) The Borrower may borrow under the Commitments during the Commitment Period on any Working Day if the borrowing is a Eurodollar Loan or on any Business Day if the borrowing is a Base Rate Loan.

(3) A written request for a Loan in the form of this Exhibit C shall be received by the Agent no later than 12:00 P.M., New York Time, (a) three Working Days prior to the requested Borrowing Date, if all or any part of any such requested Revolving Loans are to be initially Eurodollar Loans or
     (b) one Business Day prior to the requested Borrowing Date in all other cases.

          (iii) The Interest Period for the Proposed Loan is _________.

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

          A. the representations and warranties contained in Article IV of the Credit Agreement and in the Loan Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Loan and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

          B. no Default or Event of Default has occurred and is continuing, or would result from such Proposed Loan or from the application of the proceeds thereof; and

          C. after giving effect to the Loan, the Asset Coverage Ratio of the Borrower shall not be less than 300% and the Borrower shall not have violated any Requirements of Law (except such violations as could not reasonably be expected to have a Material Adverse Effect) or exceeded the borrowing limit set forth in the Prospectus, the Registration Statement, the Statement of Additional Information or the 1940 Act, as the case may be.

          The undersigned hereby acknowledges that, pursuant to Section 2.03 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the undersigned of the proceeds of the Loans requested hereby constitute a representation and warranty by the undersigned that, on the date of such Loan, and before and after giving effect thereto and to the application of the proceeds therefrom, all applicable conditions contained in Article III of the Credit Agreement shall, both before and after giving effect to the Proposed Loan, have been satisfied.

          The undersigned agrees that if, prior to the time of the Proposed Loan, any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Unless the Agent shall have received written notice to the contrary from the undersigned prior to the time of the Proposed Loan, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of the Proposed Loan as if then made.


                                      NUVEEN SENIOR INCOME FUND


                                      By:___________________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT D

                          FORM OF ASSIGNMENT AGREEMENT


     ASSIGNMENT AGREEMENT, dated as of the date set forth in Item I of Schedule I hereto, among the Transferor Lender set forth in Item 2 of Schedule I hereto (the "Transferor Lender"), each Purchasing Lender set forth in Item 3 of
Schedule I hereto (each, a "Purchasing Lender") and Deutsche Bank AG, New York Branch, as Agent.


                                   WITNESSETH:

     WHEREAS, this Assignment Agreement is being executed and delivered in accordance with subsection 9.04 of the Credit Agreement dated as of December 14, 1999 among Nuveen Senior Income Fund, a Massachusetts business trust (the "Borrower"), the Transferor Lender, the other Lenders and the Agent (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Credit Agreement": terms defined therein being used herein as therein defined);

     WHEREAS, each Purchasing Lender (if it is not already a Lender party to the Credit Agreement) wishes to become a Lender party to the Credit Agreement; and

     WHEREAS, the Transferor Lender is selling and assigning to each Purchasing Lender, rights, obligations and commitments under the Credit Agreement;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Upon receipt by the Agent of five (5) counterparts of this Assignment Agreement, to each of which is attached a fully completed Schedule I and
Schedule II, and each of which has been executed by the Transferor Lender, each Purchasing Lender (and any other person required by the Credit Agreement to execute this Assignment Agreement), the Agent will transmit to the Borrower, the Transferor Lender and each Purchasing Lender an Assignment Effective Notice, substantially in the form of Schedule III to this Assignment Agreement (an "Assignment Effective Notice"). Such Assignment Effective Notice shall set forth, inter alia, the date on which the assignment effected by this Assignment Agreement shall become effective (the "Assignment Effective Dates"), which date shall be the fifth Business Day following the date of such Assignment Effective Notice. From and after the Assignment Effective Date each Purchasing Lender shall be a Lender party to the Credit Agreement for all purposes thereof.

     2. At or before 12:00 Noon, local time of the Tranferor Lender, on the Assignment Effective Date, each Purchasing Lender shall pay to the Transferor Lender, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Lender and such Purchasing Lender (the "Purchase Price"), of the portion being purchased by such Purchasing Lender (such Purchasing Lender's "Purchased Percentage") of the outstanding

Revolving Loans and other amounts owing to the Transferor Lender under the Credit Agreement and the Transferor Lender's Revolving Notes. Effective upon receipt by the Transferor Lender of the Purchase Price from a Purchasing Lender, the Transferor Lender hereby irrevocably sells, assigns and transfers to such Purchasing Lender, without recourse, representation or warranty, and each Purchasing Lender hereby irrevocably purchases, takes and assumes from the Transferor Lender, such Purchasing Lenders Purchased Percentage of the Commitments and the presently outstanding Revolving Loans and other amounts owing to the Transferor Lender's under the Credit Agreement and the Transferor Lender's Revolving Notes together with all instruments, documents and collateral security, if any, pertaining thereto.

     3. The Transferor Lender has made arrangements with each Purchasing Lender with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Lender to such Purchasing Lender of any fees heretofore received by the Transferor Lender pursuant to the Credit Agreement prior to the Assignment Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Lender to the Transferor Lender of fees or interest received by such Purchasing Lender pursuant to the Credit Agreement from and after the Assignment Effective Date.

     4. (a) All principal payments to be made with respect to the Revolving Loans that would otherwise be payable from and after the Assignment Effective Date to or for the account of the Transferor Lender pursuant to the Credit Agreement and the Revolving Notes shall, instead, be payable to or for the account of the Transferor Lender and the Purchasing Lenders, as the case may be, in accordance with their respective interests as reflected in this Assignment Agreement.

     (b) All interest, fees and other amounts that would otherwise accrue for the account of the Transferor Lender from and after the Assignment Effective Date pursuant to the Credit Agreement and the Notes shall, instead, accrue for the account of, and be payable to, the Transferor Lender and the Purchasing Lenders, as the case may be, in accordance with their respective interests as reflected in this Assignment Agreement. In the event that any amount of interest, fees or other amounts accruing prior to the Assignment Effective Date was included in the Purchase Price paid by any Purchasing Lender, the Transferor Lender and each Purchasing Lender will make appropriate arrangements for payment by the Transferor Lender to such Purchasing Lender of such amount upon receipt thereof from any of the Borrowers.

     5. On or prior to the Assignment Effective Date, the Transferor Lender will deliver to the Agent its Notes. On or prior to the Assignment Effective Date, the Borrower will deliver or cause to be delivered to the Agent Revolving Notes for each Purchasing Lender and the Transferor Lender, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their Commitments (as adjusted pursuant to this Assignment Agreement). As provided in subsection 9.04(c) of the Credit Agreement, each such new Note shall be dated the Closing Date. Promptly after the Assignment Effective Date, the Agent will send to each of the Transferor Lender and the Purchasing Lenders its new Revolving Notes and will send to the Borrower the superseded Notes of the Transferor Lender, marked "Canceled".

     6. Concurrently with the execution and delivery hereof, the Transferor Lender will provide to each Purchasing Lender (if it is not already a Lender party to the Credit Agreement) conformed copies of all documents delivered to such Transferor Lender on the Closing Date in satisfaction of the conditions precedent set forth in the Credit Agreement referred to in the first recital hereto.

     7. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

     8. By executing and delivering this Assignment Agreement, the Transferor Lender and each Purchasing Lender confirm to and agree with each other, the Agent and the Lenders as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the Notes or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Notes, or any other instrument or documents furnished pursuant thereto, (ii) the Transferor Lender makes no representation or warranty and assumes no responsibility, with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement, the Notes or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Lender confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in subsection 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iv) each Purchasing Lender will independently and without reliance upon the Agent, the Transferor Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (v) each Purchasing Lender appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof together with such powers as are reasonably incidental thereto, all in accordance with Article VII of the Credit Agreement; and (vi) each Purchasing Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

     9. Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provision of subsection 9.04(g) of the Credit Agreement.

     10. Schedule II hereto sets forth the revised Commitments and Commitment Percentages of the Transferor Lender and each Purchasing Lender as well as administrative information with respect to each Purchasing Lender.

     11. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers on
Schedule I hereto as of the date set forth in Item I of Schedule I hereto.


                                   _____________________________________, as a
                                             Purchasing Lender

                                   By: _______________________________________
                                   Name: _____________________________________
                                   Title: ____________________________________


                                   _____________________________________, as a
                                             Transferor Lender

                                   By: _______________________________________
                                   Name: _____________________________________
                                   Title: ____________________________________



CONSENTED TO AND ACKNOWLEDGED:

NUVEEN SENIOR INCOME FUND

By: ______________________________________
Name: ____________________________________
Title: ___________________________________



DEUTSCHE BANK AG, NEW YORK BRANCH,
as Agent


By: ______________________________________
Name: ____________________________________
Title: ___________________________________

                                   SCHEDULE I
                             TO ASSIGNMENT AGREEMENT


                          COMPLETION OF INFORMATION AND
                       SIGNATURES FOR ASSIGNMENT AGREEMENT


            Re: Credit Agreement dated as of December ___, 1999, with
                            Nuveen Senior Income Fund


Item 1      (Date of Assignment Agreement):          [Insert date of Assignment Agreement]

Item 2      (Transferor Lender):                     [Insert name of Transferor Lender]

Item 3      (Purchasing Lender[s]):                  [Insert name of Transferor Lender]

Item 4      (Signatures of parties to Assignment
            Agreement):




                                    _____________________________________, as a
                                               Transferor Lender

                                    By: _______________________________________
                                    Name: _____________________________________
                                    Title: ____________________________________


                                    _____________________________________, as a
                                               Purchasing Lender

                                    By: _______________________________________
                                    Name: _____________________________________
                                    Title: ____________________________________

                                   SCHEDULE II
                             TO ASSIGNMENT AGREEMENT


                              ADDRESSES FOR NOTICES
                             AND COMMITMENT AMOUNTS

[Name of Transferor Lender]  Revised  Commitment                 $_____________
                             Amount:

                             Revised  Commitment
                             Percentage:

[Name of Purchasing Lender]  New  Commitment                     $_____________
                             Amount:

Address for Notices:         New Commitment                      $_____________
[Address]                    Percentage:


Attention: _______________
Telex: ___________________
Answer back: _____________
Telephone: _______________
Telecopier: ______________

                                  SCHEDULE III
                             TO ASSIGNMENT AGREEMENT


                      [FORM OF ASSIGNMENT EFFECTIVE NOTICE]




To:  [NUVEEN SENIOR INCOME FUND]
     [TRANSFEROR LENDER]
     [PURCHASING LENDER]

     The undersigned, as agent (the "Agent") under the Credit Agreement dated as of December___, 1999 among Nuveen Senior Income Fund, the banks and other financial institutions from time to time parties thereto, and Deutsche Bank AG, New York Branch, as Agent, acknowledges receipt of five (5) executed counterparts of a completed Assignment Agreement, as described in Schedule I hereto. [Note: attach copy of Schedule I from Assignment Agreement.] Terms defined in such Assignment Agreement are used herein as therein defined.

     1. Pursuant to such Assignment Agreement, you are advised that the Assignment Agreement Effective Date will be ______________________ [Insert fifth business day following date of Assignment Effective Notice].

     2. Pursuant to such Assignment Agreement, the Transferor Bank is required to deliver to the Agent on or before the Assignment Effective Date its Notes.

     3. Pursuant to such Assignment Agreement, the Borrower is required to deliver to the Agent on or before the Assignment Effective Date the following Notes, each dated ______________________ [Insert Closing Date].

     [Describe each new Assignment Note for Transferor Lender and Purchasing Lender as to principal amount, payee and payor.]

     4. Pursuant to such Assignment Agreement each Purchasing Lender is required to pay its Purchase Price to the Transferor Lender at or before 12:00 Noon on the Assignment Effective Date in immediately available funds.

                                   Very truly yours,

                                   Deutsche Bank AG, New York Branch
                                   as Agent


                                   By: ________________________________________
                                   Name: ______________________________________
                                   Title: _____________________________________

                                                                       EXHIBIT E



                   FORM OF OPINION OF COUNSEL TO THE BORROWER



December __, 1999


The Persons on the Attached Schedule I


Re:  Credit Agreement dated as of December 14, 1999,
     among Nuveen Senior Income Fund, as Borrower,
     the Lenders party thereto and Deutsche Bank AG,
     New York Branch, as Agent, Syndication Agent and Arranger
--------------------------------------------------------------


Dear Ladies and Gentlemen:

          We have acted as special counsel to Nuveen Senior Income Fund, a Massachusets business trust (the "Borrower"), and its affiliates in connection with the transactions contemplated by the Credit Agreement (the "Credit Agreement"), dated as of December 14, 1999, among the Borrower, the Lenders party thereto and Deutsche Bank AG, New York Branch, as Agent, Syndication Agent and Arranger. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

          In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

          (p) the Credit Agreement;

          (q) the Note;

          (c) certified copy of the Declaration of Trust of the Borrower, dated _____, ___, (the "Declaration of Trust").

          The documents referred to in paragraphs (a) and (b) above are hereinafter referred to as the "Transaction Documents."

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Borrower and its officers and other representatives and of public officials.

          With your approval, we have further assumed, without independent investigation:

          (1) that all parties to the Credit Agreement, other than the Borrower, are duly organized and in good standing in the jurisdictions in which they were organized;

          (2) that all parties to the Credit Agreement, other than the Borrower, are duly qualified to transact business as foreign corporations or other entities and are in good standing in the jurisdictions in which they transact business or are otherwise required to be so qualified;

          (3) the due authorization of the Credit Agreement by all parties thereto, other than the Borrower;

          (4) the due execution and delivery of the Credit Agreement by all parties thereto, other than the Borrower;

          (5) the full legal power and authority of all parties to the Credit Agreement, other than the Borrower, to execute, deliver and perform their obligations thereunder;

          (6) the legality, validity, binding effect and enforceability of the Credit Agreement against all the parties thereto, other than the Borrower; and

          (7) the legal capacity of all natural persons.

          Based upon the foregoing and subject to the limitations, qualification, exceptions and assumptions set forth herein, we are of the opinion that:

          1. The Borrower is duly organized and validly subsisting as a Massachusetts Business Trust and has the power and authority to own its property and assets and to transact the business in which it is currently engaged.

          2. The execution and delivery of each of the Transaction Documents and the consummation by the Borrower of the transactions contemplated thereby are within the powers set forth in the Declaration of Trust and have been duly authorized by all requisite action on the part of the Borrower. Each of the Transaction Documents has been duly executed and delivered by the Borrower.

          3. Each of the Transaction Documents constitutes the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms under the laws of the State of New York except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law) and (ii) that we express no opinion as to the enforceability of any rights to indemnification which are violative of the public policy underlying any law, rule or regulation.

          4. The execution and delivery by the Borrower of each of the Transaction Documents and the performance by the Borrower of its obligations under each of the Transaction Documents, each in accordance with its terms, do not (i) conflict with the Declaration of Trust or By-laws of the Borrower, (ii) constitute a violation of, or a default under, any indenture, contract, agreement, note or instrument to which the Borrower is a party or by which the Borrower or by which it or any of its property is bound or (iii) cause the creation of any security interest or lien upon any of the property of the Borrower pursuant to any indenture, contract, agreement, note or instrument to which the Borrower is a party or by which the Borrower or by which it or any of its property is bound.

          5. Neither the execution, delivery or performance by the Borrower of the Transaction Documents nor the compliance by the Borrower with the terms and provisions thereof will contravene, violate or constitute a default under any provision of any Federal, New York State or Commonwealth of Massachusetts law, rule or regulation or any order, writ, judgment or decree of which we are aware of any Federal, New York State or Commonwealth of Massachusetts court or governmental authority binding upon the Borrower.

          6. The execution, delivery and performance by the Borrower of each of the Transaction Documents and the consummation by the Borrower of the applicable transactions provided for therein, do not and will not require any authorization, consent, approval, license or other action by or in respect of, or notice to or filing with, any Federal, New York State or Commonwealth of Massachusetts governmental, legislative, judicial, administrative or regulatory body, agency or official (each a "Governmental Approval") that has not been obtained or taken and is not in full force and effect.

          7. The Borrower is a registered closed-end investment company under the Investment Company Act of 1940.

          We do not purport to be experts on the law of any jurisdiction other than, and the opinions expressed above are limited to questions arising under, the Federal law of the United States, the law of the State of New York and the law of the Commonwealth of Massachusetts.

          This opinion is for the sole benefit of the named addressees and for the benefit of their successors and permitted assigns and may not be relied upon by any other person without our prior written consent.

                                              Very truly yours,

                                                                      SCHEDULE I


                                   COMMITMENTS


Lender                                                   Commitment
------                                                   ----------

Deutsche Bank AG,                                        $150,000,000
 New York Branch
31 West 52nd Street
New York, New York  10019

                                                                     SCHEDULE II


                    LIST OF INVESTMENT ADVISORY AGREEMENT(S)


                                      None.

                                                                    SCHEDULE III


                          LIST OF CUSTODIAN CONTRACT(S)


1. Custody and Fund Accounting Services Agreement, dated as of October 26, 1999, by and among the Nuveen Senior Income Fund, the Chase Bank of Texas, National Association, and the Chase Global Funds Services Company.

                                                                     SCHEDULE IV


          LIST OF REGISTRAR, TRANSFER AGENCY AND SERVICES AGREEMENT(S)

1. Closed-End Mutual Funds Services Agreement for Transfer Agency Services, dated as of October 26, 1999 by and between the Nuveen Senior Income Fund and the Chase Manhattan Bank.


2. Management Agreement, dated as of October 19, 1999, by and between the Nuveen Senior Income Fund and the Nuveen Senior Loan Asset Management Inc.